Exhibit 99.1

Tarsus Announces Proposed $50 Million Underwritten Public Offering of Shares of its Common Stock

IRVINE, Calif., May 2, 2022 — Tarsus Pharmaceuticals, Inc. (NASDAQ: TARS) (the “Company” or “Tarsus”), whose mission is to focus on unmet needs and apply proven science and new technology to revolutionize treatment for patients, starting with eye care, today announced the commencement of an underwritten public offering of $50 million of shares of its common stock. Tarsus also expects to grant the underwriters a 30-day option to purchase an additional 15% of the shares of its common stock. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. All of the shares in the proposed offering are to be sold by Tarsus.

BofA Securities, Jefferies, Barclays and Raymond James are acting as joint book-running managers for the offering. LifeSci Capital is acting as lead manager for the offering.

A preliminary prospectus supplement related to the offering (including the accompanying prospectus) will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained, when available, from BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, or via email at dg.prospectus_requests@bofa.com; Jefferies by telephone at 1-877-821-7388 or by email at prospectus_department@jefferies.com; Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-888-603-5847 or by email at barclaysprospectus@broadridge.com; and Raymond James at 1-800-248-8863 or by email at prospectus@raymondjames.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a final prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About Tarsus Pharmaceuticals, Inc.

Tarsus Pharmaceuticals, Inc. applies proven science and new technology to revolutionize treatment for patients, starting with eye care. It is advancing its pipeline to address several diseases with high unmet need across a range of therapeutic categories, including eye care, dermatology, and infectious disease prevention. The company is studying two investigational medicines in clinical trials. Its lead product candidate, TP-03, is a novel therapeutic which has demonstrated positive results in two pivotal trials for the treatment of Demodex blepharitis. TP-03 is also being developed for the treatment of Meibomian Gland Disease. In addition, Tarsus is developing TP-05, an oral, non-vaccine therapeutic for the prevention of Lyme disease, which is currently being studied in a Phase 1b clinical trial.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words, without limitation, “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors; including, but not limited to, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering. Further, there are other risks and uncertainties that could cause actual results to differ from those set forth in the forward-looking statement and they are detailed from time to time in the reports Tarsus files with the Securities and Exchange Commission, including Tarsus’ Form 10-K for the year ended December 31, 2021 filed on March 14, 2022 with the SEC, which Tarsus incorporates by reference into this press release, copies of which are posted on its website and are available from Tarsus without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this press release are based on the current expectations of Tarsus’ management team and speak only as of the date hereof, and Tarsus specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Media Contact:

Adrienne Kemp

Sr. Director, Corporate Communications

(949) 922-0801

akemp@tarsusrx.com

Investor Contact:

David Nakasone

Head of Investor Relations

(949) 620-3223

DNakasone@tarsusrx.com